                                                                   EXHIBIT 10.02

                                                                    June 1, 2004

Interwoven, Inc.
803 11th Street
Sunnyvale, CA  94089

Dear Mr. Calonico:

This letter is to confirm that WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), subject to all terms and conditions contained herein, has agreed to make available the credit described below to INTERWOVEN, INC. ("Borrower"):

1. A commitment for the issuance of standby letters of credit for the account of Borrower (each, a "Letter of Credit" and collectively, "Letters of Credit") from time to time up to and including July 31, 2005, not to exceed at any time the maximum principal amount of Sixteen Million Dollars ($16,000,000.00) ("Letter of Credit Line").

I. CREDIT TERMS:

1. LETTER OF CREDIT LINE:

      (a) Letters of Credit. Letters of Credit shall be issued by Bank or an affiliate under the Letter of Credit Line to finance Borrower's business requirements; provided however, that the aggregate of all undrawn amounts, and all amounts drawn and unreimbursed, under any Letters of Credit issued under the Letter of Credit Line shall not at any time exceed the maximum principal amount available thereunder, as set forth above. The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty-five (365) days, as designated by Borrower; provided however, that no Letter of Credit shall have an expiration date more than three hundred sixty-five (365) days beyond the maturity date of the Letter of Credit Line. Each Letter of Credit shall be subject to the additional terms of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof (each, a "Letter of Credit Agreement"). Bank has issued seven (7) standby letters of credit for the account of Borrower in the aggregate amount of Four Million Seven Hundred Five Thousand One Hundred Seventy Six and 51/100 Dollars ($4,705,176.51), each of which is outstanding as of the date hereof and shall be deemed included within the definition of Letters of Credit set forth herein.

      (b) Repayment of Drafts. Each drawing paid under any Letter of Credit shall be repaid by Borrower in accordance with the provisions of the applicable Letter of Credit Agreement.

2. COLLATERAL:

As security for all indebtedness of Borrower to Bank subject hereto, Borrower hereby grants to Bank security interests of first priority in all Borrower's Wells Capital Management Accounts.

All of the foregoing shall be evidenced by and subject to the terms of such security agreements, financing statements, deeds of trust and other documents as Bank shall reasonably require, all in form and substance satisfactory to Bank. Borrower shall reimburse Bank immediately upon demand for all costs and expenses incurred by Bank in connection with any of the foregoing security, including without limitation, filing and recording fees and costs of appraisals, audits and title insurance.

II. INTEREST/FEES:

1. Interest. The amount of each draft paid by Bank under any Letter of Credit shall bear interest from the date such draft is paid by Bank to the date such amount is fully repaid by Borrower, at the rate of interest set forth in each promissory note or other instrument or document executed in connection therewith.

2. Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument or document required hereby.

3. Letter of Credit Fees. Borrower shall pay to Bank (a) fees upon the issuance of each Letter of Credit equal to four tenths percent (0.40%) per annum, and (b) fees upon the payment or negotiation of each drawing under any Letter of Credit and fees upon the occurrence of any other activity with respect to any Letter of Credit (including without limitation, the transfer, amendment or cancellation of any Letter of Credit) determined in accordance with Bank's standard fees and charges then in effect for such activity.

4. Collection of Payments. Borrower authorizes Bank to collect all interest due under each credit subject hereto by charging Borrower's deposit account number 4496844531 with Bank, or any other deposit account maintained by Borrower with Bank, for the full amount thereof. Should there be insufficient funds in. any such deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

III. REPRESENTATIONS AND WARRANTIES:

Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this letter and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this letter.

1. Legal Status. Borrower is a corporation, duly organized and existing and in good standing under the laws of the State of Delaware, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

2. Authorization and Validity. This letter and each promissory note, contract, instrument and other document deemed necessary by Bank to evidence any extension of credit to Borrower pursuant to the terms and conditions hereof, or now or at any time hereafter required by or delivered to Bank in connection with this letter (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

3. No Violation. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, [or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in a breach of or constitute a default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

4. Litigation. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

5. Correctness of Financial Statement. The financial statement of Borrower dated March 31, 2004, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the condition or operation of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

6. Income Tax Returns. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

7. No Subordination. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this letter to any other obligation of Borrower.

8. Permits, Franchises. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and all rights to trademarks, trade names, patents and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law.

9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event, as defined in ERISA, has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

10. Other Obligations. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

11. Environmental Matters. Except as disclosed by Borrower to Bank in writing prior to the date hereof, Borrower is in compliance in all material respects with all applicable federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, and the Federal Toxic Substances Control Act, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower is the subject of any federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment. Borrower has no material contingent liability in connection with any release of any toxic or hazardous waste or substance into the environment.

IV. CONDITIONS:

1. Conditions of Initial Extension of Credit. The obligation of Bank to extend any credit contemplated by this letter is subject to fulfillment to Bank's satisfaction of all of the following conditions:

      (a) Documentation. Bank shall have received each of the Loan Documents, duly executed and in form and substance satisfactory to Bank.

      (b) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or material portion of the assets of Borrower.

      (c) Insurance. Borrower shall have delivered to Bank evidence of insurance coverage on all Borrower's property, in form, substance, amounts, covering risks and issued by companies satisfactory to Bank, and where required by Bank, with loss payable endorsements in favor of Bank.

2. Conditions of Each Extension of Credit. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

      (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this letter and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no default hereunder, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such a default, shall have occurred and be continuing or shall exist.

      (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

V. COVENANTS:

Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

1. Punctual Payment. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

2. Accounting Records. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same and inspect the properties of Borrower.

3. Financial Statements. Provide to Bank all of the following, in form and detail satisfactory to Bank:

      (a) not later than 120 days after and as of the end of each fiscal year, an audited consolidated financial statement of Borrower, prepared by a certified public accountant acceptable to Bank, to include balance sheet and income statement;

      (b) not later than 45 days after and as of the end of each fiscal quarter, a consolidated financial statement of Borrower, prepared by Borrower, to include balance sheet and income statement;

      (c) not later than 15 days after and as of the end of each month, a copy of Borrower's Wells Capital Management Account statement;

      (d) from time to time such other information as Bank may reasonably request.

4. Compliance. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of a governmental agency applicable to Borrower and/or its business.

5. Insurance. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

6. Facilities. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

7. Taxes and Other Liabilities. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except (a) such as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

8. Litigation. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

9. Dividends, Distributions. Not declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, and Borrower shall provide to Bank, upon request, any documentation required by Bank to substantiate the appropriateness of amounts paid or to be paid.

VI. DEFAULT, REMEDIES:

1. Default, Remedies. Upon the violation of any term or condition of any of the Loan Documents, or upon the occurrence of any default or defined event of default under any of the Loan Documents: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of any such breach or default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

2. No Waiver. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

VII. MISCELLANEOUS:

1. Notices. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this letter must be in writing delivered to each party at its address first set forth above, or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows:
(a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

2. Costs, Expenses and Attorneys' Fees. Borrower shall pay to Bank immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of Bank's in-house counsel), expended or incurred by Bank in connection with (a) the negotiation and preparation of this letter and the other Loan Documents, Bank's continued administration hereof and thereof, and the preparation of amendments and waivers hereto and thereto, (b) the enforcement of Bank's rights and/or the collection of any amounts which become due to Bank under any of the Loan Documents, and (c) the prosecution or defense of any action in any way related to any of the Loan Documents, including without limitation, any action for declaratory relief, whether incurred at the trial or appellate level, in an arbitration proceeding or otherwise, and including any of the foregoing incurred in connection with any bankruptcy proceeding (including without limitation, any adversary proceeding, contested matter or motion brought by Bank or any other person) relating to any Borrower or any other person or entity.

3. Successors, Assignment. This letter shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith Bank may disclose all documents and information which Bank now has or hereafter may acquire relating to any credit subject hereto, Borrower or its business, or any collateral required hereunder.

4. Entire Agreement; Amendment. This letter and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This letter may be amended or modified only in writing signed by each party hereto.

5. No Third Party Beneficiaries. This letter is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this letter or any other of the Loan Documents to which it is not a party.

6. Severability of Provisions. If any provision of this letter shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this letter.

7. Governing Law. This letter shall be governed by and construed in accordance with the laws of the State of California.

8. Arbitration.

      (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

      (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in California selected by the American Arbitration Association ("AAA"); (ii) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12
            U.S.C. Section 91 or any similar applicable state law.

      (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

      (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of California or a neutral retired judge of the state or federal judiciary of California, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of California and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

      (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

      (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

      (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

      (h) Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no dispute shall be submitted to arbitration if the dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such dispute is not submitted to arbitration, the dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon-the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

      (i) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

Your acknowledgment of this letter shall constitute acceptance of the foregoing terms and conditions. Bank's commitment to extend any credit to Borrower pursuant to the terms of this letter shall terminate on July 1, 2004, unless this letter is acknowledged by Borrower and returned to Bank on or before that date.

                                         Sincerely,

                                         WELLS FARGO BANK NATIONAL ASSOCIATION

                                         By:      /s/ Manao Keegan
                                                  ------------------------------
                                                  Manao Keegan
                                                  Vice President

Acknowledged and accepted as of 6/1/04 Interwoven, Inc.

By:      /s/ John E. Calonico
         ---------------------------
         John Calonico
         Senior Vice President

               ADDENDUM TO SECURITY AGREEMENT: SECURITIES ACCOUNT

THIS ADDENDUM is attached to and made a part of that certain Security Agreement:
Securities Account executed by INTERWOVEN, INC. ("Debtor") in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank"), dated as of June 1, 2004 (the "Agreement").

The following provisions are hereby incorporated into the Agreement:

1. Securities Account Activity. So long as no Event of Default exists, Debtor, or any party authorized by Debtor to act with respect to the Securities Account, may (a) receive payments of interest and/or cash dividends earned on financial assets maintained in the Securities Account, and (b) trade financial assets maintained in the Securities Account. Without Bank's prior written consent, except as permitted by the preceding sentence, neither Debtor nor any party other than Bank may withdraw or receive any distribution of any Collateral from the Securities Account. The Collateral Value of the Securities Account shall at all times be equal to or greater than one hundred percent (100%) of the Letter of Credit Line amount, including the amount of all issued and outstanding letters of credit if any, secured hereby. In the event that the Collateral Value, for any reason and at any time, is less than the required amount, Debtor shall promptly make a principal reduction on the Indebtedness or deposit additional assets of a nature satisfactory to Bank into the Securities Account, in either case in amounts or with values sufficient to achieve the required Collateral Value.

2. "Collateral Value" means the percentage set forth below of the lower of the face or market value, or the lower of the face or redemption value, as appropriate, for each type of investment property held in the Securities Account at the time of computation, with such value and the classification of any particular investment property in all instances determined by Bank in its sole discretion, and excluding from such computation (a) all WF Securities and Collective Investment Funds, (b) any stock with a market value of $10.00 or less, and (c) all investment property from an issuer if Bank determines such issuer to be ineligible.

Type of Investment Property                                          Percentage
---------------------------                                          ----------
Cash                                                                     100%

Cash Equivalents                                                         95%

U.S. Government Bills, Notes and U.S. Government Sponsored Agency
Securities:

(a) with maturities less than or equal to 5 years                        90%

Corporate and Municipal Bonds and Notes:

(a) rated AAA/Aaa, AA/Aa or SP-1 by a nationally recognized rating
agency with maturities less than or equal to 5 years                     85%

Commercial Paper:

(a) rated Al or P1 by a nationally recognized rating agency              80%

3. Exclusion from Collateral. Notwithstanding anything herein to the contrary, the terms "Collateral" and "Proceeds" do not include, and Bank disclaims a security interest in all WF Securities and Collective Investment Funds now or hereafter maintained in the Securities Account.

4. "Collective Investment Funds" means collective investment funds as described in 12 CFR 9.18 and includes, without limitation, common trust funds maintained by Bank for the exclusive use of its fiduciary clients.

5. "WF Securities" means stock, securities or obligations of Wells Fargo & Company or of any affiliate thereof (as the term affiliate is defined in Section 23A of the Federal Reserve Act (12 USC 371(c), as amended from time to time).

IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Agreement.

INTERWOVEN, INC.                         WELLS FARGO BANK NATIONAL ASSOCIATION

By:      /s/ John E. Calonico            By:      /s/ Manao Keegan
         ---------------------------              ----------------
         John Calonico                            Manao Keegan
         Senior Vice President                    Vice President